POWER OF ATTORNEY

The undersigned, being
a person required to file a
statement under Section
16(a) of the Securities
Exchange Act of 1934,
as amended (the '1934 Act'),
with respect to MBIA
Capital/Claymore Managed
Duration Investment Grade
Municipal Fund, a Delaware
statutory trust, hereby
authorizes, designates and
appoints Kevin M. Robinson
or Melissa J. Nguyen to act as
attorney-in-fact to execute and
file statements on Form 3,
Form 4 and Form 5 and any
successor forms adopted by
the Securities Exchange
Commission, as required by the
1934 Act and the Investment
Company Act of 1940,
as amended, and the rules
thereunder, and to take such
other actions as such
attorney-in-fact may deem
necessary or appropriate in
connection with such
statements, hereby confirming
and ratifying all actions that
such attorney-in-fact has taken
or may take in reliance hereon.
This power of attorney shall
continue in effect until the
undersigned no longer has
an obligation to file statements
under the section cited above,
or until specifically terminated
in writing by the undersigned.

IN WITNESS WHEREOF,
the undersigned has duly
 executed this power of
attorney as of the day of
29th day of May, 2008.


/s/ Ronald A. Nyberg